Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Monster Worldwide, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-131899, 333-151430 and 333-160196) of Monster Worldwide, Inc., of our reports dated February 2, 2011, relating to the consolidated financial statements and the effectiveness of Monster Worldwide, Inc’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP
New York, New York
February 2, 2011